Exhibit 10.15

FOURTEENTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT AND SECOND AMENDMENT TO

FORBEARANCE AGREEMENT

This Fourteenth Amendment to Amended and Restated Loan and Security Agreement and Second Amendment to Forbearance Agreement (this “Agreement”) is entered into as of November 30, 2009 by and among GLOBAL ETHANOL, LLC, a Delaware limited liability company formerly known as Midwest Grain Processors, LLC (the “Borrower”), the financial institutions listed on the signature pages hereof and each other financial institution that may hereafter become a party to the Loan Agreement in accordance with the provisions of the Loan Agreement referred to below (collectively, the “Lenders,” and, individually, a “Lender”), and COBANK, ACB, a federally chartered banking organization (“CoBank”), in its capacity as agent for the Lenders and for the Issuer, as defined in the Loan Agreement (in such capacity, the “Agent”).

RECITALS

The Borrower, the Lenders and the Agent are parties to an Amended and Restated Loan and Security Agreement dated as of December 14, 2005, as amended by a First Amendment dated as of February 28, 2006, a Second Amendment dated as of March 31, 2006, a Third Amendment dated as of September 22, 2006, a Fourth Amendment dated as of October 31, 2006, a Fifth Amendment dated as of February 22, 2007, a Sixth Amendment dated as of May 25, 2007, a Seventh Amendment dated as of August 31, 2007, an Eighth Amendment dated as of November 30, 2007, a Ninth Amendment dated as of October 31, 2008, a Tenth Amendment dated as of December 22, 2008, an Eleventh Amendment dated as of March 4, 2009, the Forbearance Agreement referred to below, and an Amendment to Amended and Restated Loan and Security Agreement and Forbearance Agreement dated as of September 30, 2009, which acted as a thirteenth amendment to such Amended and Restated Loan and Security Agreement (as further amended by this Agreement, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

The Borrower, the Lenders and the Agent are also parties to that certain Forbearance Agreement and Twelfth Amendment to Amended and Restated Loan and Security Agreement dated as of July 31, 2009, as amended by an Amendment to Amended and Restated Loan and Security Agreement and Forbearance Agreement dated as of September 30, 2009 (as further amended by this Agreement, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”).

The Borrower has requested that the Lenders and the Agent make certain amendments to the Loan Agreement and the Forbearance Agreement, and the Lenders and the Agent are willing to grant the Borrower’s requests subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.        Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Loan Agreement or the Forbearance Agreement, as applicable.

Section 2.        Amendment to the Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)        Amendment to Definition of Borrowing Base in Section 1.1 of the Loan Agreement (Definition of Borrowing Base). The definition of Borrowing Base in Section 1.1 of the Loan Agreement is hereby amended by substituting the period at the end of subsection (f) thereof with a semicolon and adding the word “less” at the end thereof, and adding a new subsection (g) immediately following subsection (f) to read as follows:

“(g)        $100,000 until termination by the Agent of that certain Bailee Letter with Kinder Morgan Energy Partners, L.P dated as of October 15, 2009 (as amended, restated, supplemented or otherwise modified from time to time).”

(b)        Amendment to Section 1.1 of the Loan Agreement (Corn Conversion System Financing). The definition of Corn Conversion System Financing in Section 1.1 of the Loan Agreement is hereby deleted and replaced in its entirety with the following definition:

“ ‘Corn Conversion Licensing Arrangement’ means an arrangement for the license and installation of a corn oil separation system and related equipment for the benefit of the Borrower upon the terms and conditions set forth in a Corn Oil Separation System (COSS) Agreement to be entered into by and between the Borrower and Solution Recovery Services, LLC, a Michigan limited liability company, as may be amended, restated, supplemented or otherwise modified from time to time upon the prior written consent of the Agent.”

(c)        Amendment to Definition of Matured Default in Section 1.1 of the Loan Agreement (Definition of Matured Default). Subsection (e) of the definition of Matured Default in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

“(e) (i) the Available Amount, as calculated in accordance with the definition thereof, results in a negative amount; (ii) the Borrowing Base Limit, as calculated on or prior to June 29, 2010, results in an amount less than <$3,000,000>; or (iii) the Borrowing Base Limit, as calculated on or after June 30, 2010, results in a negative amount.”

(d)        Amendment to Definition of Termination Date in Section 1.1 of the Loan Agreement (Definition of Matured Default). Section 1.1 of the Loan Agreement is

amended by deleting the date “December 1, 2009” from the definition of Termination Date and substituting “July 31, 2010” therefor.

(e)        Amendment to Section 7.6 of the Loan Agreement (Financial Covenants and Ratios). Section 7.6 of the Loan Agreement is amended and restated in its entirety to read as follows:

“Section 7.6. Financial Covenants and Ratios. The Borrower shall maintain: (a) as of October 31, 2009, Working Capital of not less than <$8,000,000>; (b) as of November 30, 2009 and the last day of each month thereafter through and including May 31, 2010, Working Capital of not less than <$6,500,000>; (c) as of June 30, 2010 through and including the last day of each month thereafter, Working Capital of not less than $1,000,000; (d) as of October 31, 2009 and the last day of each month thereafter through and including May 31, 2010, Net Worth of not less than $70,0000,000; and (e) as of June 30, 2010 through and including the last day of each month thereafter, Net Worth of not less than $75,000,000.”

(f)        Amendment to Section 8.11 of the Loan Agreement (Lease Limitations). Section 8.11 of the Loan Agreement is amended by deleting from the second sentence thereof the term “Corn Conversion System Financing” and substituting “Corn Conversion Licensing Arrangement” therefor.

(g)        Exhibit 1B the Loan Agreement (Borrowing Base Certificate). The Loan Agreement is hereby amended by deleting Exhibit 1B to the Loan Agreement and replacing it in its entirety with Exhibit 1B to this Agreement.

Section 3.        Amendment to the Forbearance Agreement. The Forbearance Agreement is hereby amended as follows:

(a)        Amendment to Section 1 of the Forbearance Agreement (Definitions). Section 1 of the Forbearance Agreement is amended by deleting the date “December 1, 2009” from the definition of Stated Forbearance Termination Date and substituting “July 31, 2010” therefor.

(b)        Amendment to Section 9 of the Forbearance Agreement (Financial Covenants). Section 9 of the Forbearance Agreement is hereby deleted as Section 2(e) hereof supersedes it in its entirety.

(c)        Amendment to Section 11 of the Forbearance Agreement (Reporting Requirements). Section 11(b) of the Forbearance Agreement is amended and restated in its entirety to read as follows:

“(b) on the first and third Monday of each month or more frequently upon request of the Agent, deliver to the Agent a thirteen-week cash flow forecast of the Borrower (each, a “Cash Flow Forecast”), which shall (i) include an analysis of variance and a comparison to actual results, (ii) be tied to the Borrowing Base and the Line of Credit, and (iii) otherwise be in form and content acceptable to the Agent in its sole discretion;”

(d)        Amendment to Section 12 of the Forbearance Agreement (Consent to Sale of Real Property; Consent to Sale and Leaseback of Equipment). Section 12 of the Forbearance Agreement is amended and restated in its entirety to read as follows:

“Section 12. Consent to Sale of Property; Consent to Licensing of Corn Conversion Equipment. The Agent and the Lenders hereby consent to (a) the sale by the Borrower to Rodney and Joanne Smith of certain real property related to the Iowa Project on terms and conditions acceptable to the Agent in its sole discretion, provided, however, that the net proceeds obtained therefrom shall equal or exceed $515,000; (b) the sale by the Borrower of two centrifuges on terms and conditions acceptable to the Agent in its sole discretion, provided, however, that the purchase price thereof shall equal or exceed $700,000 and the net proceeds therefrom shall be applied to the Revolving Term Loan and utilized for working capital purposes of the Borrower; and (c) the Corn Conversion Licensing Arrangement, so long as the terms and conditions thereof are substantially identical to that certain draft Corn Oil Separation System (COSS) Agreement dated November 30, 2009, a copy of which is attached as Exhibit 2 hereto. The consents set forth herein are limited to their express terms and do not constitute or imply the Agent’s or any Lender’s consent to any future transaction by the Borrower, whether or not similar to the transactions described above.”

Section 4.        Consent to Amendment to Ethanol Purchase and Sale Agreement. The Agent and the Lenders hereby consent to the execution and delivery of Amendment No. 1 to Ethanol Purchase and Sale Agreement by and between the Borrower and Murex N.A., Ltd., a Texas limited partnership; provided, however, that all documentation with respect thereto is submitted to the Agent and approved by the Agent in its sole discretion. The consent set forth herein is limited to its express terms and does not constitute or imply the Agent’s or any Lender’s consent to any future transaction by the Borrower, whether or not similar to the transaction described above.

Section 5.        Environmental Compliance. Except as disclosed in: (1) that certain Phase I Environmental Site Assessment, Global Ethanol Services, 11440 Cemetery Road, Riga & Blissfield Townships, Michigan, Project No. G090532A, prepared by Fishbeck, Thompson, Carr & Huber and dated October 19, 2009 (the “Michigan Report”); and (2) that certain Phase I Environmental Site Assessment, Global Ethanol Services, 1660 428th Street, Lakota, Iowa, Project No. G090532A, prepared by Fishbeck, Thompson, Carr & Huber and dated October 2009 (the “Iowa Report”, and together with the Michigan Report, collectively, the “Environmental Reports”), the Borrower and its Property, which is the subject of the Environmental Reports, are in compliance with all Environmental Laws in effect in any jurisdiction where the Borrower is currently doing business or owns property. With respect to hazardous substances, the Borrower hereby covenants and agrees as follows:

(a)        the Borrower shall, during the term of this Agreement, perform or cause to be performed such remediation as is recommended in the Environmental Reports;

(b)        specifically, the Borrower shall provide the Agent and the Lenders with sufficient documentation evidencing the excavation and removal of the soil in the vicinity of the release of ethanol which occurred during rail car unloading, as described in the Iowa Report, and any analytical results that would indicate whether there is any remaining contamination from the release that would require remediation;

(c)        the Borrower shall also: (i) excavate the area of soil staining observed outside the maintenance garage, as described in the Iowa Report; (ii) properly dispose of such soil offsite; and (iii) provide the Agent and the Lenders with sufficient documentation evidencing the excavation and removal of such soil.

Section 6.        Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)        The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to perform its obligations under this Agreement and the Loan Documents to which the Borrower is a party. This Agreement and the Loan Documents to which the Borrower is a party have been duly and validly executed and delivered to the Agent by the Borrower, and this Agreement and the Loan Documents to which the Borrower is a party constitute the Borrower’s legal, valid and binding obligations, enforceable in accordance with their terms.

(b)        The execution, delivery and performance by the Borrower of this Agreement and the Loan Documents to which the Borrower is a party have been duly authorized by all necessary limited liability company action or other action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower’s organizational documents or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of, or constitute a default under, any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

(c)        All of the representations and warranties contained in Article VI of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

Section 7.        Effectiveness. This Agreement shall be effective only if the Agent has received, on or before the date of this Agreement (or such later date as the Agent may agree in writing), each of the following, each in form and substance acceptable to the Agent in its sole discretion:

(a)        this Agreement, duly executed by the Borrower, the Agent and the Lenders; and

(b)        payment of an extension fee of $169,890 in immediately available funds, to be allocated by the Agent pro rata among the Lenders.

Section 8.        References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby, and any and all references in any other Loan Document to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby. Additionally, all references in the Forbearance Agreement to “this Agreement” shall be deemed to refer to the Forbearance Agreement as amended hereby, and any and all references in any other Loan Document to the Forbearance Agreement shall be deemed to refer to the Forbearance Agreement as amended hereby.

Section 9.        No Waiver. The execution of this Agreement and any documents related hereto shall not be deemed to be a waiver of any Default or any Matured Default under the Loan Agreement or any breach, default or event of default under the Forbearance Agreement, any other Loan Document or other document held by the Agent or any Lender, whether or not known to the Agent or any Lender and whether or not existing on the date of this Agreement.

Section 10.        Release of Agent and Lenders. The Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all known claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or may claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured.

Section 11.        Costs and Expenses. The Borrower hereby reaffirms its agreement under Section 10.4 of the Loan Agreement and Section 20 of the Forbearance Agreement to pay or reimburse the Agent and the Lenders on demand for all costs and expenses incurred by the Agent and the Lenders in their employment of counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Agent for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental hereto.

Section 12.        Miscellaneous. Except as expressly set forth herein, all terms of the Forbearance Agreement, the Loan Agreement and each of the other Loan Documents remain in full force and effect. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement shall be governed by the internal laws of the State of Colorado.

Signature page follows

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

GLOBAL ETHANOL, LLC, as Borrower

By:	/s/ Trevor Bourne
Name: Trevor Bourne
Title: Chief Executive Officer

COBANK, ACB, as Agent and as a Lender

By:	/s/ S. Richard Dill
Name: S. Richard Dill
Title: Vice President

FARM CREDIT SERVICES OF AMERICA, FLCA, as a Lender

By:	/s/ Shane Frahm
Name: Shane Frahm
Title: Vice President

MLIC ASSET HOLDINGS LLC, as a Lender

By:	Transmountain Land & Livestock Company, a Montana Corporation
ITS:	Manager

By:	/s/ Michael A. Wilson
Name: Michael A. Wilson
Title: Vice-President

Signature Page to Fourteenth Amendment to Amended and Restated Loan and Security

Agreement and Second Amendment to Forbearance Agreement